Exhibit 3.70

Exhibit 3.70

Form 2

Government of Saskatchewan

The Business Corporation Act Certificate of Incorporation

Form 2

Corporation No. 568 561

I hereby certify that

568561 SASKATCHEWAN LTD.

is this day incorporated and registered under The Business Corporations Act.

Given under my hand and seal this 29th day of December , 1983

Director

FORM 1

PROVINCE OF SASKATCHEWAN

THE BUSINESS CORPORATIONS ACT

ARTICLES OF INCORPORATION

(Section 6)

1. Name of corporation:

5 6 8 5 6 1 SASKATCHEWAN LTD.

2. The municipality in which the registered office is to be situated:

City of Regina

3. The classes and any maximum number of shares that the corporation is authorized to issue:

There shall be one class of shares consisting of an unlimited number of Classes “A” shares each carrying the right to one vote at all meetings of shareholders and fully participating as to dividends and distributions of capital upon liquidation or winding-up of the

Corporation.

4. Restrictions. if any, on share transfers:

None

5. Number (or minimum and maximum number) of directors: Not less than 1, or more than 10 directors, as determined by the directors from time to time.

6. Restrictions. if any, on business the corporation may carry on:

The annexed Schedule 1 is incorporated in this form.

7. Other provisions if any:

None

8. Incorporators:

Name in full

Place of residence, given street and number

or R.R. number and post office

Signature

Katherina Dorothy Wellman 60 Tibbits Road Regina, Sask.

SCHEDULE 1 TO THE ARTICLES OF INCORPORATION OF

568561 SASKATCHEWAN LTD.

The business of the Corporation shall be restricted to the

production of coal and the processing of oil to provide fuel for use in Saskatchewan Power Corporation’s power plants, the sale of coal and oil not immediately required by Saskatchewan Power Corporation, and the sale of by-products of oil processed, and the implementation or exercise of any other corporate purpose or power which is connected with or incidental to such production, processing or sale.

Power of Attorney Form 24

The Business Corporations Act

(Section 268)

Know all men by these presents that PRAIRIE COAL LTD. (hereinafter called the

“Corporation”) hereby appoints:

CHRISTOPHER JOHN SARSONS 1138 Third Street

P.O. Box609

Estevan, Saskatchewan

S4A 2A5

to act as its attorney for the purpose of receiving service of process in ail suits and proceedings by or against the corporation within Saskatchewan and for the purpose of receiving all lawful notices; and the corporation does hereby declare that service of process in respect of such suits and proceedings, and of such notices, upon the attorney are legal and binding to all intents and purposes whatsoever.

Where more than one person is hereby appointed, attorney, any one of them, without the others, may act as true and lawful attorney of the corporation.

This appointment revokes all previous appointments.

Date Name Office Held Signature

Consent to Act as Attorney

Paul H. Dupuis

Secretary & General Counsel

I, CHRISTOPHER JOHN SARSONS, of P.O. Box 609, Estevan, Saskatchewan S4A

2A5, do hereby consent to act as the attorney pursuant to the aforementioned Power of

Attorney.

Dated this 30th day of

January, 1995

Signature of Attorney